                          NUTMEG LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY
                                -----------------

                                David A. Carlson
                                 Thomas M. Marra
                             Ernest M. McNeill, Jr.
                             Christine Hayer Repasy
                               Lizabeth H. Zlatkus
                              David M. Znamierowski

do hereby jointly and severally authorize Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell, John F. Kennedy, W. Michael Stobart, Shane
E. Daly and Sarah Patterson to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of Hartford Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby jointly and severally ratify such signatures heretofore made by such persons.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


By: /s/ David A. Carlson                         Dated as of September 17, 2004
    -----------------------------
    David A. Carlson

By: /s/ Thomas M. Marra                          Dated as of September 17, 2004
    -----------------------------
    Thomas M. Marra

By: /s/ Ernest M. McNeill, Jr.                   Dated as of September 17, 2004
    -----------------------------
    Ernest M. McNeill, Jr.

By: /s/ Christine Hayer Repasy                   Dated as of September 17, 2004
    -----------------------------
    Christine Hayer Repasy

By: /s/ Lizabeth H. Zlatkus                      Dated as of September 17, 2004
    -----------------------------
    Lizabeth H. Zlatkus

By: /s/ David M. Znamierowski                    Dated as of September 17, 2004
    -----------------------------
    David M. Znamierowski